         DEAN WITTER US GOVERNMENT MONEY MARKET TRUST

         Exhibit 16: Schedule for computation of each performance quotation provided in the Statement of Additional Information.


  (18)   The Trust's current yield for the seven days ending
         January 31, 1996

         (A-B)   x   365/N

         (1.000892 -1)  x  365/7     =     4.65%

         The Trust's effective annualized yield for the seven days ending January 31, 1996

              365/N
         A                    - 1

                        365/7
         1.000892               - 1  =     4.76%

         A =  Value of  a share of the Trust at end of period.
         B = Value of a share of the Trust at beginning of period. N = Number of days in the period.

               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                 DEAN WITTER U.S. GOVERNMENT MONEY MARKET TRUST


(A)           GROWTH OF $10,000
(B)           GROWTH OF $50,000
(C)           GROWTH OF $100,000


FORMULA:      G= (TR+1)*P
              G= GROWTH OF INITIAL INVESTMENT
              P= INITIAL INVESTMENT
              TR= TOTAL RETURN SINCE INCEPTION


INVESTED - P        TOTAL
$10,000, $50,000 &  RETURN - TR              (A)   GROWTH OF       (B)   GROWTH OF             (C)   GROWTH OF
$100,000               31-Jan-96            $10,000 INVESTMENT- G  $50,000 INVESTMENT- G       $100,000 INVESTMENT- G
------------------  ----------------        ----------------------------------------    ------------------------------------
    17-Feb-82             135.50               $23,550                    $117,750                   $235,500
